                                                                  Exhibit 99.13

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                       ORIGINATION AND SERVICING AGREEMENT

                                      AMONG

                            NAVISTAR LEASING COMPANY,

                          HARCO LEASING COMPANY, INC.,

                         HARRIS TRUST AND SAVINGS BANK,

                               AS COLLATERAL AGENT

                       THE FIRST NATIONAL BANK OF CHICAGO,
                           AS GENERAL INTEREST TRUSTEE

                                       AND

                         NAVISTAR FINANCIAL CORPORATION,

                                   AS SERVICER

                           DATED AS OF APRIL 15, 1999

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

                                TABLE OF CONTENTS

                                                                                                  Page
ARTICLE I
     DEFINITIONS .................................................................................   2

ARTICLE II
     THE TRUST PROPERTY; ORIGINATION OF LEASES ...................................................   2
     2.1   Conveyance of Certain Rights Under Dealer Agreements ..................................   2
           ----------------------------------------------------
     2.2   Conveyance of Interests in the Harco Vehicles; Appointment of Harco as
           ----------------------------------------------------------------------
           Titling Agent; Power of Attorney ......................................................   3
           --------------------------------
     2.3   Capital Contributions of Funds for Purchase Price .....................................   4
           -------------------------------------------------
     2.4   Origination of Leases .................................................................   4
           ---------------------
     2.5   Payment of Purchase Price .............................................................   5
           -------------------------

ARTICLE III
     ADMINISTRATION AND SERVICING OF LEASES ......................................................   5
     3.1   Servicer to Act as Servicer ...........................................................   5
           ---------------------------
     3.2   Collection of Payments and Remittances; Application of Proceeds .......................   7
           ---------------------------------------------------------------
     3.3   Records ...............................................................................   8
           -------
     3.4   Servicing Compensation; Fees, Costs and Expenses ......................................   9
           ------------------------------------------------
     3.5   Dispositions of Leased Vehicles .......................................................   9
           -------------------------------
     3.6   Servicer to Act on Behalf of the Trust and Harco ......................................  10
           ------------------------------------------------
     3.7   Servicer Not to Resign; Assignment ....................................................  12
           ----------------------------------
     3.8   Obligor Insurance Coverage in Respect of Leased Vehicles ..............................  13
           --------------------------------------------------------
     3.9   Certificates of Title .................................................................  13
           ---------------------
     3.10  Corporate Existence; Status; Merger ...................................................  13
           -----------------------------------
     3.11  Representations and Warranties of the Servicer ........................................  14
           ----------------------------------------------
     3.12  Eligibility Requirements for the Servicer .............................................  14
           -----------------------------------------
     3.13  Third Party Claims ....................................................................  15
           ------------------
     3.14  Servicer Indemnities ..................................................................  15
           --------------------

ARTICLE IV
     MISCELLANEOUS ...............................................................................  15
     4.1   Termination of Agreement ..............................................................  15
           ------------------------
     4.2   Amendments ............................................................................  16
           ----------
     4.3   Governing Law .........................................................................  16
           -------------
     4.4   Notices ...............................................................................  16
           -------
     4.5   Severability ..........................................................................  16
           ------------
     4.6   Inspection and Audit Rights ...........................................................  17
           ---------------------------
     4.7   Successors and Assigns ................................................................  17
           ----------------------
     4.8   Headings ..............................................................................  17
           --------

     4.9     Counterparts ......................................................  17
             ------------
     4.10    Entire Agreement ..................................................  17
             ----------------
     4.11    Further Assurances ................................................  17
             ------------------
     4.12    Third Party Beneficiaries .........................................  18
             -------------------------
     4.13    No Waiver .........................................................  18
             ---------
     4.14    No Petition Covenant ..............................................  18
             --------------------
     4.15    Limitation of Liability ...........................................  18
             -----------------------
     4.16    Series Liabilities ................................................  19
             ------------------

                                    EXHIBITS

Exhibit A    Power of Attorney from the Trust under the Servicing Agreement
Exhibit B    Power of Attorney from the Collateral Agent under the Servicing
             Agreement
Exhibit C    Power of Attorney granted pursuant to Section 3.6(e)

                       ORIGINATION AND SERVICING AGREEMENT

          ORIGINATION AND SERVICING AGREEMENT, dated as of April 15, 1999 (as it may be further amended, supplemented or modified, this "Agreement"), among
                                                        ---------
Navistar Leasing Company, a Delaware business trust (the "Trust"), Navistar
                                                          -----
Financial Corporation, a Delaware corporation (hereinafter, together with its successors and assigns, "Navistar Financial" or, in its capacity as servicer
                         ------------------
hereunder, the "Servicer"), Harris Trust and Savings Bank, an Illinois banking
                --------
corporation (the "Collateral Agent"), The First National Bank of Chicago, a
                  ----------------
national banking association, as General Interest Trustee (the "General Interest
                                                                ----------------
Trustee") and Harco Leasing Company, Inc., a wholly owned subsidiary of Navistar
-------
Financial and a Delaware corporation (hereinafter, together with its successors and assigns, "Harco").
              -----

                                    RECITALS

          WHEREAS, Harco, as Grantor and Initial Beneficiary, The First National Bank of Chicago, a national banking association, as General Interest Trustee, and First Chicago Delaware Inc., a Delaware corporation, as Delaware Trustee, have entered into a Trust Agreement, dated as of July 25, 1997, amended and restated on October 1, 1997 and further amended and restated on April 15, 1999 (as such agreement may be further amended, restated or supplemented from time to time thereafter, the "Trust Agreement"), pursuant to which the Trust was formed
                      ---------------
for the purpose of taking assignments and conveyances of and holding and dealing in various Trust Assets in accordance with the Trust Agreement;

          WHEREAS, the parties hereto entered into an Origination and Servicing Agreement dated as of October 1, 1997 (the "Original Servicing Agreement") to
                                            ----------------------------
provide for, among other things, the assignment of all of the rights of Harco and Navistar Financial under the Dealer Agreements to acquire Leases and Leased Vehicles, the assignment of certain Leases and Leased Vehicles from Harco to the Trust and the servicing of the Trust Assets by the Servicer.

          WHEREAS, the parties hereto wish to amend and restate the Original Servicing Agreement.

          NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.1 Definitions.
                      -----------

     All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Trust Agreement, and all of the rules of construction as set forth in Part II of Appendix A to the Trust Agreement shall
                                        ----------
be applicable to this Agreement.

                                   ARTICLE II
                    THE TRUST PROPERTY; ORIGINATION OF LEASES

          SECTION 2.1 Conveyance of Certain Rights Under Dealer Agreements.
                      ----------------------------------------------------

          (a)  (i)    In consideration of the General Interest Trustee's
     delivery to Harco of the General Interest Certificate, Navistar Financial hereby contributes, transfers, assigns and conveys to Harco, without recourse, upon the terms and conditions hereof, all of Navistar Financial's Dealer Agreement Rights whether now existing or hereafter created.

               (ii) Navistar Financial intends that the contribution pursuant to Section 2.1(a)(i) to Harco hereunder constitutes a complete and absolute conveyance and assignment to Harco of all of Navistar Financial's right, title and interest in, to and under Navistar Financial's Dealer Agreement Rights and that the beneficial interest of Navistar Financial in, and title to, the Dealer Agreement Rights will not be a part of Navistar Financial's estate in the event of any bankruptcy, liquidation, reorganization or similar insolvency proceeding with respect to Navistar Financial. In the event that the contribution hereunder is not respected as a complete and absolute conveyance and assignment of Navistar Financial's Dealer Agreement Rights to Harco, then, in such event, Navistar Financial hereby grants to Harco a security interest in such Dealer Agreement Rights; and solely to that extent, this Agreement shall constitute a security agreement under applicable law.

          (b)  (i)    In consideration of the General Interest Trustee's
     delivery to Harco of the General Interest Certificate, Harco hereby sells, transfers, assigns and conveys to the General Interest Trustee, on behalf of the Trust, without recourse, upon the terms and conditions hereof, all of Harco's Dealer Agreement Rights and the Harco Leases. The sale, transfer, assignment and conveyance of Harco's Dealer Agreement Rights and the Harco Leases made hereunder by Harco shall not constitute and is not intended to result in an assumption by any Trustee or any Holder of a General Interest or a Portfolio Interest of any obligation of Harco to the Dealers or any other Person in connection with the Leases and the other Trust Assets or any agreement, document or instrument related thereto.

               (ii) Harco intends that the transfer and conveyance pursuant to
     Section 2.1(b)(i) to the Trust hereunder constitutes a complete sale and assignment of all of Harco's right, title and interest in, to and under the Dealer Agreement Rights and the Harco Leases to the Trust and that the beneficial interest of Harco in, and title to, Harco's Dealer Agreement Rights and the Harco Leases will not be a part of Harco's estate in the event of any bankruptcy, liquidation, reorganization or similar insolvency proceeding with respect to Harco. In the event that the transfer hereunder is not respected as a complete and absolute conveyance and assignment of Harco's Dealer Agreement Rights or the Harco Leases to the Trust, then, in such event, Harco hereby grants to the General Interest Trustee a security interest in such Dealer Agreement Rights and the Harco Leases; and solely to that extent, this Agreement shall constitute a security agreement under applicable law.

          SECTION 2.2 Conveyance of Interests in the Harco Vehicles; Appointment
                      ----------------------------------------------------------
of Harco as Titling Agent; Power of Attorney.
--------------------------------------------

          (a) In consideration of the General Interest Trustee's delivery to Harco of the General Interest Certificate, notwithstanding the fact that the Harco Titles will remain in the name of Harco, as titling agent, Harco hereby sells, transfers, assigns and conveys to the General Interest Trustee, on behalf of the Trust, without recourse, upon the terms and conditions hereof, all incidents, benefits and risks of ownership of the Harco Vehicles, including the sole right to operate, rent, sell and otherwise transfer and dispose of the Harco Vehicles. Harco shall have no direct or indirect ownership or other interest in the Harco Vehicles except such rights and obligations with respect to the Harco Vehicles as are required by the General Interest Trustee's appointment of Harco as titling agent of the Harco Vehicles as set forth in this
Section 2.2.

          (b) The General Interest Trustee hereby appoints Harco as titling agent of the Harco Vehicles and Harco hereby agrees to hold in Harco's name, for the benefit of the Trust, record title for all of the Harco Vehicles and to serve as the General Interest Trustee's designated agent in such capacity as described in this Section 2.2.

          (c) Harco shall prepare, record, rerecord and maintain in each applicable jurisdiction all filings under any applicable UCC necessary or desirable to perfect and protect the security interest of the Trust in the Harco Vehicles.

          (d) Harco hereby acknowledges and agrees that it (i) is not purchasing or acquiring any Harco Vehicle hereby and (ii) has and shall have no beneficial or other interests in any Harco Vehicle (other than as lessee under any lease related thereto and as holder of record title) and hereby irrevocably waives, disclaims and releases any rights or claims it may have in respect of any Harco Vehicle resulting from its holding record title thereto.

          (e) Harco shall bear all risk for any claim which may be asserted against it or liability it may incur as a result of its holding record title to any Harco Vehicle and shall promptly pay all franchise tax and registration fees arising from its holding record title to any Harco Vehicle. Harco hereby agrees that, in any event, it will not seek indemnification from the Trust and that the Trust will not incur any liability to Harco hereunder.

          (f) Harco may not resign as titling agent for the Harco Vehicles, or assign its duties and obligations hereunder and shall not be entitled to any compensation, payment or additional consideration in exchange for so serving.

          (g) The General Interest Trustee hereby grants an exclusive right to Harco to (i) do all things necessary, including executing any documents in the name of the Harco, to properly register or reregister when necessary under applicable law the Harco Vehicles in the name of Harco (or the Trust or the General Interest Trustee) and obtain certificates of title in the name of Harco, in its capacity as titling agent hereunder (or the Trust or the General Interest Trustee); and (ii) act as the lawful representative of the Trust in connection with registering the Harco Vehicles for operation under the laws of any jurisdiction which has authority over the acquisition, ownership, possession, utilization or sale of the Harco Vehicles.

          SECTION 2.3 Capital Contributions of Funds for Purchase Price. In
                      -------------------------------------------------
consideration of the General Interest Trustee's delivery to Harco of the General Interest Certificate, Harco hereby agrees to contribute to the Trust, from time to time, funds in an amount necessary to allow the Trust to fund the Purchase Price to be paid to the Dealers, to the extent that funds are not available from
(i) funds in the General Trust Account and (ii) Servicer Funding Advances. No later than the True-up Date with respect to each calendar month, Harco shall contribute to the Trust an amount equal to the unreimbursed Servicer Funding Advances as of the last day of such calendar month.

          SECTION 2.4 Origination of Leases. The Servicer shall maintain, in the
                      ---------------------
ordinary course of its business, the Dealer Agreements from time to time in its reasonable discretion (together with such supplemental agreements as shall be necessary to permit the Trust to enforce any rights against the Dealers) and shall originate Leases thereunder in accordance with its customary and usual procedures. The Servicer shall direct any party responsible for preparing or filing applications for the initial Certificate of Title for each Leased Vehicle to show on each such application the owner of the Leased Vehicle as "Navistar Leasing Company" or the name of the General Interest Trustee and referring to the quoted phrase or such other similar phrase as will satisfy the Registrar of Titles in each relevant jurisdiction, or such other designation(s) as the Servicer shall determine. The obligations of the Servicer pursuant to this
Section 2.4 shall survive any partial or complete termination of this Agreement with respect to the Servicer pursuant hereto for any Lease entered into prior to the termination of this Agreement.

          SECTION 2.5 Payment of Purchase Price. As contemplated by Section
                      -------------------------
4.1(a) of the Trust Agreement, the General Interest Trustee hereby authorizes and empowers the Servicer to make the Purchase Price payments to the Dealers on behalf of the Trust out of (i) the funds available in the General Collection Account or (ii) advances ("Servicer Funding Advances") made by the Servicer in
                           -------------------------
its sole discretion for the purpose of making such payments. The Servicer shall be reimbursed for any such Servicer Funding Advances in accordance with Section 3.2(c) hereof.

                                   ARTICLE III
                     ADMINISTRATION AND SERVICING OF LEASES

          SECTION 3.1 Servicer to Act as Servicer.
                      ---------------------------

              (a) (i) As agent for, and subject to the supervision and control of, the General Interest Trustee or the applicable Portfolio Trustee, as the case may be, in accordance with the Trust Agreement, the Servicer, acting alone and/or through subservicers as provided in Section 3.7(c), shall manage the Trust and shall service, administer and collect under the Leases and the other Trust Assets, and shall have full power and authority, acting alone and subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with such servicing, administering and collecting that it may reasonably deem necessary or desirable. The duties of the Servicer shall include collecting and posting payments, responding to inquiries of Obligors on the Leases, investigating delinquencies, sending payment statements and reporting tax information to Obligors, disposing of returned vehicles, consigning Leased Vehicles to motor vehicle dealers for resale or selling a Leased Vehicle at public or private sale, paying costs of disposition of Leased Vehicles related to charged-off leases and policing the Leases, commencing and prosecuting any proceedings in respect of the Leases in its own name, in the name of Harco or in the name of the Trust, administering the Leases, including executing powers of attorney to be delivered to Obligors for the limited purpose of obtaining license plates and fulfilling other state requirements for registration of the Leased Vehicles, obtaining a new Certificate of Title to a Leased Vehicle in the event the related Obligor changes its place of residence from one jurisdiction to another, amending payment due dates and making other modifications to the Leases (in accordance with Servicer's customary policies), approving repairs to Leased Vehicles and endorsing the related insurance settlement checks for repair work, accounting for collections, furnishing monthly and annual statements to the Trust with respect to distributions, administering the Dealer Agreements and originating Leases thereunder, filing UCC-1 continuation and UCC-3 termination statements as appropriate, collecting and remitting applicable sales and property taxes, generating federal and state income tax information and preparing and filing all tax returns (if any) of the Trust and all related actions deemed necessary by Servicer in accordance with its customary and usual practice to accomplish the foregoing. The Servicer undertakes to notify the Trustees and the

     Collateral Agent upon its learning of a claim of whatever kind that would have a material adverse effect on the Trustees, the Collateral Agent, the Trust or the Trust Assets.

               (ii) Without limiting the generality of the foregoing, the Servicer hereby expressly agrees to perform and carry out on behalf of the Trust, all of the obligations on the part of the Obligee under the Leases and is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, in its own name or in the name of the Trust, or both of them, as the case may be, any and all instruments of satisfaction, extension, renewal or cancellation, or of partial or full release or discharge, and all other comparable instruments and all correspondence, with respect to the Leases and the Leased Vehicles.

               (iii) The Servicer shall cause each Certificate of Title issued by a Registrar of Vehicles for a Leased Vehicle (other than a Harco Vehicle) to reflect as the owner of such Leased Vehicle "Navistar Leasing Company" or, if required by a Registrar of Titles, the name of any Trustee or such other similar designation as may be acceptable to any such Registrar of Titles.

          (b) Not later than the second Business Day following the date on which the Servicer funds, or causes the Trust to fund, the acquisition of a Lease by the Trust, the Servicer shall indicate in its computer records (including any such records maintained on behalf of the Trust) (i) that such Lease and the related Leased Vehicle have been acquired and (ii) the Trust Interest to which such Lease and Leased Vehicle have been allocated.

          (c) The Servicer shall maintain in its records all information required to be included on a Schedule of Leases and Leased Vehicles for each Trust Interest. Not later than the True-up Date with respect to each calendar month, the Servicer shall deliver to the General Interest Trustee a Schedule of Leases and Leased Vehicles allocated to the General Interest. In connection with the creation of any Portfolio Interest, the Servicer shall deliver to the applicable Portfolio Trustee not later than the date on which such Portfolio Interest is created an initial Schedule of Leases and Leased Vehicles with respect to such Portfolio Interest. In connection with the addition or removal of any Leases or Leased Vehicles to or from a Portfolio Interest, the Servicer shall deliver to the applicable Portfolio Trustee (not later than the date on which such addition or removal occurred) a subsequent Schedule of Leases and Leased Vehicles.

          (d) If the Servicer shall commence a legal proceeding to enforce a Lease, the Trust shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the Trust, its interest in such Lease and the related Leased Vehicle to the Servicer to the extent necessary for the purposes of participating in such proceeding. If in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Lease on the grounds that it is not the real party in interest or a holder entitled to enforce such Lease, the Trust shall, at the expense and direction of the Servicer, take steps to enforce the Lease, including bringing suit in its name. The Trust shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer agrees that its servicing of the Leases shall be carried out in accordance with its customary and usual procedures.

          (e) The Servicer agrees that it will not at any time have or in any way attempt to assert any interest in any Trust Assets or Lease Records, other than solely for the purpose of collecting or enforcing the Leases for the benefit of the Trust and that the entire legal and equitable interest in such Trust Assets shall at all times be vested in the Trust (except that the Harco Titles will remain in Harco, as titling agent, as set forth in Section 2.2).

          (f) Notwithstanding any other provisions of this Section 3.1, so long as any Notice of Default (as defined in the Collateral Agency Agreement) pursuant to the Collateral Agency Agreement is in effect, the Collateral Agent shall have those rights set forth in Section 5.2 of the Collateral Agency Agreement, and the Servicer hereby agrees to do any and all things requested by the Collateral Agent (as defined in the Collateral Agency Agreement) in connection with such rights.

          (g) The Servicer shall cause the Trust to (i) apply for and maintain (or cause to be applied for and maintained) all licenses, permits and authorizations necessary and appropriate to acquire, hold and manage Trust Assets as contemplated by the Trust Agreement in each jurisdiction where the ownership of its assets or the nature of its operations would require it to maintain such licenses, permits or authorizations, (ii) file (or cause to be filed) all notices, reports and other required filings in each jurisdiction where the location of its assets or the nature of its operations would require it to make such filing, and (iii) pay (or cause to be paid) all applicable taxes and fees properly due and owing in connection with the Trust's activities.

          SECTION 3.2 Collection of Payments and Remittances; Application of
                      ------------------------------------------------------
Proceeds.
--------

          (a) The Servicer shall use commercially reasonable efforts (consistent with its customary and usual servicing procedures) to (i) collect all payments required under the terms and provisions of each Lease and (ii) cause each Obligor to make all payments in respect of the Lease to which such Obligor is a party or otherwise obligated.

          (b) Consistent with the foregoing, the Servicer may in its discretion
(i) waive any late payment charge or other charge that would constitute a Supplemental Servicing Fee, (ii) extend the Lease Termination Date of any Lease consistent with the Servicer's customary and usual servicing procedures and
(iii) grant extensions, rebates or adjustments on, waive any prepayment charge or any other fees that may be payable upon, or amend, any Lease consistent with the Servicer's customary and usual servicing procedures.

          (c) The Servicer shall cause any funds in respect of the sale or transfer of a Portfolio Interest to be deposited into the General Collection Account on the date on which such funds are received. The Servicer may apply any collections or other funds received in respect of General Trust Assets (i) to the reimbursement of outstanding Servicer Funding Advances, Liquidation Expenses in respect of General Trust Assets and reimbursement of expenses recoverable under an Insurance Policy with respect to General Trust Assets and (ii) the payment of Purchase Price for Leased Vehicles to Dealers. The Servicer shall deposit into the General Collection Account, not less often than the True-up Date with respect to each calendar month, any such funds received during such calendar month which were not utilized for such purposes during such calendar month. On the True-up Date with respect to each calendar month, the Servicer shall be entitled to apply funds contributed by Harco (pursuant to the last sentence of Section 2.3) to any unreimbursed Servicer Funding Advances. Except as provided in this Section 3.2(c), the Servicer shall have no right to repayment or reimbursement of Servicer Funding Advances.

          (d) The Servicer shall retain the Security Deposits remitted to it as agent and bailee for the Trust and as proceeds of the Leases, and shall apply the proceeds of such Security Deposits in accordance with applicable law, its customary and usual servicing procedures and the Leases, including using the Security Deposit in respect of any Lease for the payment of any amount resulting from the related Obligor's default or failure to pay all amounts required to be paid under such Lease or resulting from excess mileage or excess wear and tear to the related Leased Vehicle.

          (e) Subject to Section 3.5(b), the Servicer shall deposit any available funds in respect of payments or other amounts (including Liquidation Proceeds and proceeds of Insurance Policies) that it receives in respect of any Portfolio Assets in such fashion and within the time period specified in the applicable Portfolio Servicing Agreement Supplement.

          (f) The Servicer shall have the power to instruct the General Interest Trustee to make withdrawals and payments from the General Collection Account for the purpose of permitting the Servicer to carry out its duties hereunder or permitting the General Interest Trustee to carry out its duties.

          SECTION 3.3 Records.
                      -------

          (a) As to any proceeds or other receipts with respect to any Trust Asset the Servicer shall maintain or cause to be maintained computer and manual records with respect to all such proceeds and other receipts in accordance with its customary and usual servicing procedures.

          (b) The Servicer shall retain or cause to be retained all data (including computerized records), together with all operating software and appropriate documentation, relating directly to or maintained in connection with the servicing of the Leases (the "Lease Records"). The Servicer shall provide or
                                  -------------
cause to be provided to the Trustees and the Collateral Agent, on behalf of the Trust, upon request, copies of all such Lease Records at all reasonable times and upon reasonable notice. The Servicer shall promptly report to the Trustees and the Collateral Agent any failure on its part to maintain the Lease Records as herein provided and promptly take appropriate action to remedy any such failure.

          SECTION 3.4 Servicing Compensation; Fees, Costs and Expenses.
                      ------------------------------------------------

          (a) As compensation for the performance of its obligations under this Agreement and subject to the terms of this Section and the terms of any applicable Portfolio Servicing Agreement Supplement, the Servicer shall be entitled to receive from the Trust, on the True-up Date following each calendar month, a fee (the "Servicing Fee") equal to:
                   -------------

          (i) with respect to the General Interest, such amount as shall be equal to the product of (A) one-twelfth of 1.0% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) and (B) the Outstanding Lease Balance of the General Trust Assets as of the last day of such calendar month or such other amount as shall be agreed from time to time between the Requisite GI Holder and the Servicer;

          (ii) with respect to each Portfolio Interest, the amount set forth in the related Portfolio Servicing Agreement Supplement; and

          (iii) all Supplemental Servicing Fees.

          (b) The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement of such expenses except to the extent they constitute Liquidation Expenses, losses with respect to the Trust Assets or expenses recoverable under an applicable Insurance Policy, as provided in Section 3.5.

          (c) As additional servicing compensation, the Servicer also shall be entitled to earnings from the investment of Security Deposits retained as and to the extent provided in Section 3.2(d) hereof and as permitted by applicable law; provided that the Servicer shall not be entitled to such earnings to the extent
--------
that a Lease entitles the lessee under such Lease thereto.

          (d) Servicer hereby agrees to pay any and all fees, compensation or indemnities otherwise agreed to be paid by any Person pursuant to Sections 4.1(b) and 5.7 of the Trust Agreement and 7.12(a) of the Collateral Agency Agreement.

          SECTION 3.5 Dispositions of Leased Vehicles.
                      -------------------------------

          (a) The Servicer shall use commercially reasonable efforts to repossess or otherwise take possession of the Leased Vehicle related to any Lease that the Servicer shall have determined to be in default or to otherwise have terminated, in accordance with the servicing procedures specified in this
Article III and in accordance with its customary and usual servicing procedures. In connection with this Section 3.5, the Trust and the Collateral Agent shall each grant to the Servicer, as "Grantee" thereunder, a Power of Attorney substantially in the forms attached as Exhibit A and Exhibit B, respectively, with regard to
                      ---------     ---------
Ordinary Course Dispositions of the Leased Vehicles.

           (b) The Servicer shall be responsible for all costs, expenses and liabilities incurred by it in connection with any action taken in respect of a Lease or the related Leased Vehicle; provided, however, that it shall be
                                     --------  -------
entitled to reimbursement of such costs and expenses to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable Insurance Policy. Prior to depositing any available funds in respect of a Portfolio Interest into any account specified in the applicable Portfolio Servicing Agreement Supplement, the Servicer shall first deduct therefrom any unreimbursed Liquidation Expenses and expenses recoverable under an applicable Insurance Policy with respect to such Portfolio Interest or the related Portfolio Assets.

           SECTION 3.6   Servicer to Act on Behalf of the Trust and Harco.
                         ------------------------------------------------

           (a) In order to facilitate the servicing of the Leases by the Servicer, the Trust hereby appoints the Servicer as its agent and bailee to retain possession of the Lease Documents, Certificates of Title, any UCC financing or continuation statements and any other related items that from time to time come into possession of the Servicer, and the Servicer hereby accepts such appointment; and Harco hereby appoints the Servicer as its agent and bailee to retain possession of the Harco Titles and any other related items that from time to time come into possession of the Servicer, and the Servicer hereby accepts such appointment.

           (b) The Servicer shall maintain, in accordance with its customary and usual servicing procedures, each Lease Document and Certificate of Title (in its possession) at its offices located in Rolling Meadows, Illinois, or at such other office as shall be specified to the Trustees, the Holders and the Collateral Agent by 30 days' prior written notice. The Servicer shall promptly report to the Trustees, the Collateral Agent and, with respect to the Harco Titles, Harco any failure on its part to retain possession of the Lease Documents or Certificates of Title and promptly take appropriate action to remedy any such failure.

           (c) Upon written instructions from the General Interest Trustee, setting forth a reasonable basis therefor, or in the exercise of its duties and powers hereunder, the Servicer shall release, or cause to be released, any Lease Document, Certificate of Title, or other related item to the General Interest Trustee or its agent or designee, as the case may be, at such place or places as such Trustee may reasonably designate, as soon as practicable. The Servicer shall not be responsible for any loss occasioned by the failure of such Trustee to return any document or any delay in doing so.

           (d) The Servicer shall be deemed to have received proper instructions with respect to any Lease Document, Certificate of Title, any other related item or any Lease Record, upon its receipt of written instructions from a Responsible Officer of the General Interest Trustee or any Portfolio Trustee.

           (e) The Servicer shall identify from time to time all (i) periodic sales and use tax or property (real or personal) tax reports, (ii) periodic renewals of licenses and permits, (iii) periodic renewals of qualification to act as a trust and a business trust and (iv) other governmental filing, registration or approvals (collectively, "Filings") arising with respect to or
                                          -------
required of the Trust or any of the Trustees, including (in the case of clauses
(ii) and (iv)) such licenses, permits, and other Filings as are required for the Trust to accept the assignment of the right to acquire Leases and to be identified as the owner of Leased Vehicles (other than the Harco Vehicles) on the related Certificates of Title. The Servicer shall also identify any surety bonds or other ancillary undertakings required of the Trust in respect of any Filing. The Servicer shall timely prepare and file, or cause to be filed, with the cooperation of the Trustees, on behalf of the Trust with the appropriate Person each Filing and each such ancillary undertaking with a copy to the Trustees. In connection with this Section 3.6(e), the Trust grants to the Servicer the authority to, and will execute and deliver to the Servicer any necessary power of attorney substantially in the form attached as Exhibit C, as
                                                                  ---------
the Servicer may require in order to effect each such Filing and ancillary undertaking. Should the Servicer at any time receive notice, or have actual knowledge, of any non-compliance with any Filing requirement, it shall promptly so notify the Trustees and the Collateral Agent, and shall promptly take all required action to rectify such noncompliance.

           (f) The Trust shall deliver to the Servicer, promptly upon the execution and delivery by the parties thereto, the Trust Agreement and each amendment and supplement thereto, including any Portfolio Supplement. The Servicer shall not act contrary to any provision of the Trust Agreement as so amended or supplemented.

           (g) The Servicer agrees to indemnify, defend and hold harmless each Holder of the General Interest and each Holder of a Portfolio Interest (including, if such Person is a partnership, any general partner thereof), the Trust, the Trustees, the Collateral Agent and their respective agents (including without limitation any Trust agent) from (i) any and all liabilities, losses, damages and expenses that may be incurred as a result of any act or omission by the Servicer in connection with its maintenance and custody of the Lease Documents, Certificates of Title, Lease Records, the servicing of the Leases, the Servicer's undertakings in clause (e) of this Section 3.6 or any other activity undertaken or omitted by the Servicer with respect to any Trust Asset or this Agreement, and (ii) any claims by third parties against the Trust. The obligations set forth in this Section 3.6(g) shall survive the termination of this Agreement and the Trust Agreement or the resignation or removal of the Servicer, the Collateral Agent or any Trustee; provided, however that the
                                               --------  -------
provisions of this Section 3.6(g) shall not require any successor Servicer appointed hereunder to indemnify any Person except with respect to the negligence or misconduct of such successor Servicer in performing its duties hereunder or the breach by such successor Servicer of this Agreement.

           SECTION 3.7 Servicer Not to Resign; Assignment.
                       ----------------------------------

           (a) The Servicer shall not resign from the duties and obligations hereby imposed on it as Servicer except upon determination by its Board of Directors that by reason of change in applicable legal requirements the continued performance by the Servicer of its duties as Servicer under this Agreement would cause it to be in violation of such legal requirements in a manner that would result in a material adverse effect on the Servicer or its financial condition, said determination to be evidenced by a Board Resolution to such effect accompanied by an Opinion of Counsel reasonably satisfactory to the General Interest Trustee to such effect. No such resignation shall become effective with respect to the General Interest or any Portfolio Interest unless and until a new servicer reasonably acceptable to the General Interest Trustee (in the case of the General Interest) or the applicable Portfolio Trustee (in the case of a Portfolio Interest) is willing to service the Leases and enters into a servicing agreement with the Trust, such agreement to have substantially the same provisions as this Agreement and to be reasonably acceptable to the General Interest Trustee (in the case of the General Interest) or the applicable Portfolio Trustee (in the case of a Portfolio Interest). The General Interest Trustee shall not unreasonably withhold its consent to such a servicing agreement. Upon such a resignation, the Servicer shall deliver all such data, operating software (other than software which, by its express terms or the terms of any applicable license agreement, may not be assigned by the Servicer) and appropriate documentation necessary for servicing the Leases and all monies collected by it and required to be deposited, as appropriate, and the Servicer shall use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing functions hereunder. In the event the successor servicer determines that any software of the Servicer which may not be assigned by the Servicer is necessary or useful for the servicing of any of the Trust Assets, the Servicer agrees to timely perform data processing services for the successor servicer, without cost to the Trust or the successor Servicer, and to otherwise take any actions reasonably requested by the successor Servicer.

           (b) Subject to paragraph (c) of this Section, the Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided, however, that the Servicer may assign this Agreement in
           --------  -------
connection with a consolidation, merger, conversion or purchase and assumption made in compliance with Section 3.11.

           (c) The Servicer may, at any time without notice or consent, delegate
(i) any or all duties under this Agreement to Navistar Transportation or any Person more than 50% of the voting securities of which are owned, directly or indirectly, by Navistar Transportation, so long as Navistar Financial acts as Servicer, or (ii) specific duties to sub-contractors who are in the business of performing such duties; provided, however, that no such delegation shall relieve
                        --------  -------
the Servicer of its responsibility with respect to such duties, the Servicer shall not be reimbursed for the costs and expenses incurred in connection with such delegation, and the Servicer shall remain obligated and liable to the Trustees, the Collateral Agent, and the Holders of the General Interests and the Portfolio Interests for servicing and administering the Trust Assets in accordance with this Agreement as if the Servicer alone were performing such duties.

           (d) Except as provided in paragraphs (a), (b) and (c) above, the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 4.1 and shall survive the exercise by any Trustee or Collateral Agent, on behalf of the Trust, of any right or remedy under this Agreement or the enforcement by any Trustee or Collateral Agent, on behalf of the Trust, of any provision of the Trust Documents.

           SECTION 3.8  Obligor Insurance Coverage in Respect of Leased
                        -----------------------------------------------
Vehicles. The Servicer shall use reasonable efforts to ensure that the Obligor
--------
under each Lease shall have, and maintain in full force and effect during the term of such Lease, a comprehensive collision and property damage Insurance Policy, with a deductible satisfactory to the Servicer in accordance with its customary and usual servicing procedures, covering the full insurable value of the Leased Vehicle to which such Lease relates and naming the Trust as an additional named insured and the Collateral Agent as loss payee, as well as public liability, bodily injury and property damage coverage equal to the greater of the amounts required by applicable state law or amounts determined by the Servicer in accordance with its customary servicing standards as set forth in the Lease, and naming the Trust as an additional named insured; provided that
                                                                   --------
the Servicer may permit any such Obligor to self-insure with respect to the insurance described above if such Obligor satisfies the Servicer's customary credit evaluation procedures. The Servicer shall promptly remit any proceeds of such Insurance Policy that the Servicer may receive with respect to a Leased Vehicle in accordance herewith.

           SECTION 3.9  Certificates of Title. In connection with the filing of
                        ---------------------
applications for Certificates of Title to the Leased Vehicles (other than the Harco Vehicles), the Servicer shall arrange for the Certificates of Title, identifying the Trust, or its nominee or a Trustee, as the owner of each Leased Vehicle, to be issued by the appropriate Registrar of Titles and to be delivered to the Servicer to be held by the Servicer, subject to the provisions of any Transaction Documents, as agent and bailee on behalf of the Trust.

           SECTION 3.10 Corporate Existence; Status; Merger.
                        -----------------------------------

           (a) The Servicer shall keep in full force and effect its existence, rights and franchises as a corporation and shall continue to be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, subject to Section 3.12, and shall take such actions under the laws of each state as shall be necessary to protect the validity and enforceability of, or to permit the Servicer to perform its obligations under, the Trust Documents.


           (b) Any corporation or other entity (i) into which the Servicer may be merged or consolidated, (ii) that may result from any merger, conversion, or consolidation to which the Servicer is a party, or (iii) that may succeed by purchase and assumption of all or substantially all of the business of the Servicer, where the Servicer in any of the foregoing cases is not the surviving entity, shall be the successor to the Servicer under this Agreement without any further act on the part of any of the parties to this Agreement; provided, that
                                                                 --------
the Servicer shall have delivered to the Trustees a certificate of a Responsible Officer and an Opinion of Counsel, each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 3.10. The Servicer shall promptly inform the Trustees, the Holders and the Collateral Agent of any such merger, conversion, consolidation or purchase and assumption where the Servicer is not the surviving entity. Any such corporation or other entity identified in the forgoing clauses
(i) through (iii), if requested in writing by the Initial Beneficiary, shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement.

                SECTION 3.11   Representations and Warranties of the Servicer.
                               ----------------------------------------------
The Servicer hereby makes the following representations and warranties as of the date hereof:

                (a) The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware; the eligibility requirements set forth in Section 3.12 are satisfied with respect to it.

                (b) It has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

                (c) The execution, delivery and performance by it of this Agreement (i) shall not violate any provision of the corporate charter or by-laws of the Servicer, (ii) shall not violate any law, rule or regulation or, to the Servicer's knowledge, any order applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of it properties and (ii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien upon any of its properties, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Servicer's performance or ability to perform its duties as servicer under this Agreement or on the transactions contemplated in this Agreement.

                (d) This Agreement has been duly executed and delivered by the Servicer and constitutes the legal, valid and binding agreement of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                SECTION 3.12   Eligibility Requirements for the Servicer.
                               -----------------------------------------
Except as otherwise provided in this Agreement, the Servicer under this Agreement shall at all times be a corporation organized under the laws of the United States of America, or any one of the fifty states of the United States, the District of Columbia or the Commonwealth of Puerto Rico.

                SECTION 3.13   Third Party Claims.  The Servicer shall promptly
                               ------------------
notify the Requisite GI Holder (in the event it is not acting as the Servicer hereunder), the Collateral Agent, the Holders and the Trustees, on behalf of the Trust, upon its learning that a claim of whatever kind that would have a material adverse impact on the General Interest Holders, any Trustee, the Trust or the Trust Assets or the Servicer, is being made by a third party with respect to any Lease or Leased Vehicle or the servicing thereof or with respect to any other Trust Assets.

                SECTION 3.14   Servicer Indemnities.  The Servicer shall honor
                               --------------------
its payment and indemnity obligations provided in Sections 4.1(b), 5.7(a) and 5.7(b) of the Trust Agreement and Section 3.6 of this Agreement. In the event that the Servicer shall fail to honor any such obligations, then any Person, other than the Affiliates of the Servicer, entitled to payment or indemnity thereunder shall be entitled to be paid out of any Trust Assets allocated to the General Interest or any cash flows with respect to any Portfolio Interest in which the Servicer or any Affiliate of the Servicer has any rights (but only to the extent of the rights the Servicer or its Affiliates has to receive such cash flows and excluding any servicing fee (not to exceed 2% per annum multiplied by the outstanding lease balance of the assets serviced) payable in respect of any such Portfolio Interest). In the event that any Person other than the Servicer and its Affiliates shall suffer any loss as a result of the failure of the Servicer to honor such obligations, then such Person shall be reimbursed for such loss (plus interest thereon at a rate equal to the applicable interest rate specified in the applicable Transaction Documents) out of any Trust Assets allocated to the General Interest or any cash flows with respect to any Portfolio Interest in which the Servicer or any Affiliate of the Servicer has any rights (but only to the extent of the rights the Servicer or its Affiliates has to receive such cash flows and excluding any servicing fee (not to exceed 2% per annum multiplied by the outstanding lease balance of the assets serviced) payable in respect of any other Portfolio Interest) prior to any payment of any amounts to the Servicer or its Affiliates in respect of such Trust Assets.

                                   ARTICLE IV
                                  MISCELLANEOUS

                SECTION 4.1    Termination of Agreement.  This Agreement shall,
                               ------------------------
except as otherwise provided herein, terminate upon the earliest of (a) the termination of the Trust, (b) discharge according to the terms of this Agreement, or (c) the mutual written agreement of the parties hereto. Upon termination of this Agreement, the Servicer shall turn over or cause to be turned over to the Trust, or any other Person entitled thereto, all monies, Lease Documents, Lease Records and any other books and records (including the Certificates of Title) held by the Servicer on behalf of the Trust pursuant to this Agreement.

                SECTION 4.2    Amendments.
                               ----------

                (a) This Agreement may be amended or supplemented from time to time in a writing signed by the Trustees, on behalf of the Trust, and the Servicer. Any amendment affecting particular Trust Assets need not be signed by any Trustee that does not administer such particular Trust Assets.

                (b) In particular, but without limiting the foregoing, this Agreement may be supplemented by means of one or more Portfolio Servicing Agreement Supplements in connection with any Permitted Financings. Such supplemental agreements may provide, among other things, for further specific servicing obligations relating to Portfolio Assets for the particular benefit of Holders of the related Portfolio Interests. Such supplemental agreements may permit the termination of this Agreement insofar as it applies to such Portfolio Assets upon the terms and conditions set forth therein; provided, however, no such supplemental agreement shall permit the termination of this Agreement insofar as it applies to other Trust Assets except as provided herein. Any amendment or supplement effected contrary to the provisions of this Section 4.2 shall be void.

                (c) Each Portfolio Servicing Agreement Supplement entered into prior to April 15, 1999 shall constitute a valid and effective supplement to this amended and restated Servicing Agreement, and shall be subject to this Servicing Agreement as amended and restated as of April 15, 1999.

                SECTION 4.3    Governing Law.  This Agreement shall be construed
                               -------------
in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                SECTION 4.4    Notices.  All demands, notices and communications
                               -------
upon or to any party hereto shall be delivered as specified in Appendix B to the
                                                               ----------
Trust Agreement or as specified in a Portfolio Supplement.


                SECTION 4.5    Severability.  If one or more of the covenants,
                               ------------
agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of such remaining covenants, agreements, provisions or terms or the rights of any parties hereto.

                SECTION 4.6    Inspection and Audit Rights.  The Servicer agrees
                               ---------------------------
that, on reasonable prior notice, it will permit the Collateral Agent or any representative, agent or designee of the Trust, during the normal business hours of the Servicer, to examine all Lease Documents, Lease Records and all other books of account, records, reports and other papers of the Servicer relating to the Trust Assets, to make copies and extracts therefrom, to cause such books to be audited by independent accountants selected by the Collateral Agent or any Trustee, and to discuss the affairs, finances and accounts relating to the Trust Assets with its officers, employees and independent accountants (and by this provision the Servicer hereby authorizes such independent accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Such rights shall include any off-site storage facilities at which any data (including, without limitation, computerized records), together with all operating software and appropriate documentation, may be held. The Trust, the Trustees and the Collateral Agent agree to keep confidential all the confidential information of the Servicer acquired during any such examination as if such information were its own confidential information, except to the extent necessary for the purposes of this Agreement or any other agreement contemplated hereby, as required by any applicable law or regulation or pursuant to subpoena (and such Persons have provided notice thereof to the Servicer), or such information as is already otherwise publicly available.

                SECTION 4.7    Successors and Assigns.  All covenants and
                               ----------------------
agreements contained herein shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of the parties hereto.

                SECTION 4.8    Headings.  The headings of the various articles
                               --------
and sections herein are for the purposes of reference only and shall not affect the meaning or interpretation of any provision hereof.

                SECTION 4.9    Counterparts.  This Agreement may be executed by
                               ------------
the parties hereto in separate counterparts (and by different parties on separate counterparts), each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

                SECTION 4.10   Entire Agreement.  This Agreement amends and
                               ----------------
restates the Original Servicing Agreement. This Agreement and the other Basic Documents constitute the entire agreement between the parties with respect to the subject matter hereof and shall not be rescinded, amended or modified in any manner except as expressly provided pursuant to Section 4.2.

                SECTION 4.11   Further Assurances.  Each party will do such
                               ------------------
acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

          SECTION 4.12 Third Party Beneficiaries. This Agreement will inure to
                       -------------------------
the benefit of each of the Holders (and each pledgee of a General Interest Pledge and any Person for whose benefit such pledgee holds such General Interest Pledge), who shall be considered to be third-party beneficiaries hereof. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

          SECTION 4.13 No Waiver. No waiver by any party hereto of any one or
                       ---------
more defaults by any other party or parties in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

          SECTION 4.14 No Petition Covenant. The Servicer covenants and agrees
                       --------------------
that it shall not, prior to the date which is one year and one day after which all obligations under each Permitted Financing have been paid in full, acquiesce, petition or otherwise invoke, or join any other Person in acquiescing, petitioning or otherwise invoking against the Trust, or any Special Purpose Entity, any proceeding in court or with any governmental authority for the purpose of (a) commencing or sustaining a case against the Trust or such Special Purpose Entity under any federal or state bankruptcy, insolvency or similar law, or (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of all or any substantial part of the respective property of the Trust or such Special Purpose Entity, or (c) ordering the winding up or liquidation of the affairs of the Trust or such Special Purpose Entity. This Section 4.14 shall survive the termination of this Agreement or the resignation or removal of the Servicer under this Agreement.

          SECTION 4.15 Limitation of Liability. It is expressly understood and
                       -----------------------
agreed by the parties hereto that (a) this Agreement is executed and delivered by First Chicago Delaware Inc., not individually or personally but solely as Delaware Trustee of the Trust in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) this Agreement is executed and delivered by The First National Bank of Chicago, not individually or personally but solely as General Interest Trustee of the Trust in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (c) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking and agreement by First Chicago Delaware Inc. or The First National Bank of Chicago but is made and intended for the purpose of binding only the Trust and (d) under no circumstances shall First Chicago Delaware Inc. or The First National Bank of Chicago be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the

Trust under this Agreement or the other Trust Documents except in accordance with the provisions of the Trust Agreement.

          SECTION 4.16 Series Liabilities. Each Holder and Secured Party agrees
                       ------------------
(such agreement to be evidenced by the acceptance by such Holder or Secured Party of the benefits of the applicable Trust Interest or Security Interest) that: (a) any respective Trust Interest in which such Holder holds a beneficial interest or in the assets allocated to such trust interest to which such Secured Party holds (through the Collateral Agent) a security interest is a separate series of the Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq., (b) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the assets allocated to such Trust Interest shall be enforceable against such Trust Interest and the assets allocated to such Trust Interest only, and not against any other assets of Trust Interests of the Trust, (c) except to the extent required by law or specified in the Trust Agreement, assets of the Trust allocated to any other Trust Interest shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to such Trust Interest or the assets allocated thereto in respect of such claim,
(d) no creditor or holder of a claim relating to assets allocated to any Trust Interest shall be entitled to maintain any action against or recover any assets allocated to any other Trust Interest, and (e) any purchaser, assignee or pledgee of an interest in any Trust Interest or the Certificate relating thereto, and each Secured Party must, prior to or contemporaneously with such purchase, the grant of any such assignment, pledge or security interest or the execution and delivery of any Collateral Supplement, (i) give to the Trust a non-petition covenant substantially similar to that set forth in Section 9.7 of the Collateral Agency Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the other Trust Interests, to release all claims to the assets of the Trust allocated to the other Trust Interests and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Trust allocated to such Trust Interests.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Servicing Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

                            NAVISTAR FINANCIAL CORPORATION,
                            as Servicer

                            By: /s/ R. Wayne Cain
                                ----------------------------------
                            Name: R. Wayne Cain
                            Title: Vice President and Treasurer

                            HARCO LEASING COMPANY, INC.

                            By: /s/ R. Wayne Cain
                                ----------------------------------
                            Name: R. Wayne Cain
                            Title: Vice President and Treasurer

                            HARRIS TRUST AND SAVINGS BANK,
                            as Collateral Agent

                            By: /s/ Megan M. Frances
                                ----------------------------------
                            Name: Megan M. Frances
                            Title: Assistant Vice President

                            NAVISTAR LEASING COMPANY
                            THE FIRST NATIONAL BANK OF
                            CHICAGO, not in its individual capacity, but solely as General Interest Trustee

                            By: /s/ Steven M. Wagner
                                ----------------------------------
                            Name: Steven M. Wagner
                            Title: First Vice President

                        POWER OF ATTORNEY FROM THE TRUST
                                    UNDER THE
                       ORIGINATION AND SERVICING AGREEMENT
                       -----------------------------------

          KNOW ALL PERSONS BY THESE PRESENTS, that NAVISTAR LEASING COMPANY ("Grantor"), a business trust formed under the laws of the State of Delaware,
  -------
does hereby appoint NAVISTAR FINANCIAL CORPORATION ("Grantee"), a Delaware
                                                     -------
corporation located at 2850 West Golf Road, Rolling Meadows, Illinois 60008, its attorney-in-fact, with full power of substitution, and hereby authorizes and empowers Grantee, in the name of and on behalf of Grantor, to take the following actions from time to time with respect to the motor vehicles referred to in the Servicing Agreement as "Leased Vehicles" and described in each currently-effective Schedule of Leases and Leased Vehicles (such motor vehicles, the "Motor Vehicles"), copies of which Schedules of Leases and Leased Vehicles
     --------------
are maintained by the Grantee and are incorporated herein by this reference, for the purpose of enabling Grantee in the name of the Grantor to effect an Ordinary Course Disposition of any Motor Vehicle, upon such terms and conditions as Grantee deems advisable and in accordance with the terms and conditions of the Servicing Agreement, namely:

          1. Sign Grantor's name to any certificates of title, assignments of title, transfers of title or registration, or applications for title or registration, or applications for transfer of title or registration, or similar forms, with respect to any of the Motor Vehicles; and

          2. Execute and deliver any and all instruments and take any and all further action in the name of and on behalf of Grantor as may be required or deemed desirable to accomplish any and all of the foregoing and carry out the purposes of this Power of Attorney.

          Grantee is hereby empowered to do any and all lawful acts requisite for effecting Ordinary Course Dispositions of Motor Vehicles, as provided above, and Grantor hereby ratifies and confirms any and all lawful acts that Grantee shall do pursuant to and in conformity with this Power of Attorney.

          This Power of Attorney is revocable upon notice by Grantor, and if not earlier revoked shall expire upon the earlier of (a) the termination of the Trust Agreement and (b) the termination of the Servicing Agreement, as each is amended from time to time.

          Grantor executes this power of attorney with the intent to be legally bound hereby, and with the intent that the execution shall have the full dignity afforded by the accompanying witnessing and notarization and all lesser dignity resulting from the absence of such witnessing and notarization or any combination thereof.

         For purposes of the foregoing:

         "Lease" has the meaning it is given in Appendix A to the Trust
          -----
Agreement.

         "Ordinary Course Disposition" has the meaning it is given in Appendix
          ---------------------------
A to the Trust Agreement.

         "Schedule of Leases and Leased Vehicles " has the meaning it is given
          --------------------------------------
in Appendix A to the Trust Agreement.

         "Servicing Agreement" means the Origination and Servicing Agreement, as
          -------------------
amended, restated and supplemented, dated as of April 15, 1999, among Grantor, Grantee, Harris Trust and Savings Bank, an Illinois banking corporation, The First National Bank of Chicago, a national banking association, as General Interest Trustee, and Harco Leasing Company, Inc., a Delaware corporation (as such agreement may be further amended, restated or supplemented from time to time thereafter).

         "Trust Agreement" means this Trust Agreement, as amended, restated and
          ---------------
supplemented, dated as of April 15, 1999, among Harco Leasing Company, Inc., as Initial Beneficiary, The First National Bank of Chicago, a national banking association, as General Interest Trustee, and First Chicago Delaware Inc., a Delaware corporation, as Delaware Trustee (as such agreement may be further amended, restated or supplemented from time to time thereafter).

                            [SIGNATURES ON NEXT PAGE]

       Dated this 15th day of April, 1999.

                                      NAVISTAR LEASING COMPANY

                                      By:   THE FIRST NATIONAL BANK OF
                                            CHICAGO, as General Interest Trustee



                                            By:    _____________________________


                                            Name:  _____________________________


                                            Title: _____________________________

                                      Address: 1 North Street, 9/th/ Floor
                                               Chicago, IL 60602


Signed and delivered
in the presence of:

                   POWER OF ATTORNEY FROM THE COLLATERAL AGENT
                                    UNDER THE
                       ORIGINATION AND SERVICING AGREEMENT
                       -----------------------------------

                  KNOW ALL PERSONS BY THESE PRESENTS, that HARRIS TRUST AND SAVINGS BANK, as Collateral Agent ("Grantor"), pursuant to the Collateral Agency
                                    -------
Agreement, does hereby appoint NAVISTAR FINANCIAL CORPORATION ("Grantee"), a
                                                                -------
Delaware corporation located at 2850 West Golf Road, Rolling Meadows, Illinois 60008, its attorney-in-fact, with full power of substitution, and hereby authorizes and empowers Grantee, in the name of and on behalf of Grantor, to take the following actions from time to time with respect to the motor vehicles referred to in the Servicing Agreement as "Leased Vehicles" and described in each currently-effective Schedule of Leases and Leased Vehicles (such motor vehicles, the "Motor Vehicles"), copies of which Schedules of Leases and Leased
               --------------
Vehicles are maintained by the Grantee and are incorporated herein by this reference, for the purpose of enabling Grantee in the name of the Grantor to effect an Ordinary Course Disposition of any Motor Vehicle, upon such terms and conditions as Grantee deems advisable and in accordance with the terms and conditions of the Collateral Agency Agreement and the Servicing Agreement, namely:

                  1. Sign Grantor's name to any certificates of title, assignments of title, transfers of title or registration, or applications for title or registration, or applications for transfer of title or registration, security agreements, releases of security interests or similar forms, with respect to any of the Motor Vehicles; and

                  2. Execute and deliver any and all instruments and take any and all further action in the name of and on behalf of Grantor as may be required or deemed desirable to accomplish any and all of the foregoing and carry out the purposes of this Power of Attorney.

                  Grantee is hereby empowered to do any and all lawful acts requisite for effecting Ordinary Course Dispositions of Motor Vehicles, as provided above, and Grantor hereby ratifies and confirms any and all lawful acts that Grantee shall do pursuant to and in conformity with this Power of Attorney.

                  This Power of Attorney is revocable upon notice by Grantor, and if not earlier revoked shall expire upon the earlier of (a) the termination of the Trust Agreement, (b) the termination of the Collateral Agency Agreement, and (c) the termination of the Servicing Agreement, as each is amended from time to time.

                  Grantor executes this power of attorney with the intent to be legally bound hereby, and with the intent that the execution shall have the full dignity afforded by the accompanying witnessing and notarization and all lesser dignity resulting from the absence of such witnessing and notarization or any combination thereof.

         For purposes of the foregoing:

         "Collateral Agency Agreement" means the Collateral Agency Agreement
          ---------------------------
dated as of April 15, 1999, among Harco Leasing Company, Inc., a Delaware corporation, the other Secured Parties (as defined therein), Navistar Financial Corporation, a Delaware corporation, Navistar Leasing Company, a Delaware business trust and Harris Trust and Savings Bank, an Illinois banking corporation (as such agreement may be amended, restated or supplemented from time to time thereafter).

         "Lease " has the meaning it is given in Appendix A to the Trust
          -----
Agreement.

         "Ordinary Course Disposition" has the meaning it is given in Appendix
          ---------------------------
A to the Trust Agreement.

         "Schedule of Leases and Leased Vehicles" has the meaning it is given in
          --------------------------------------
Appendix A to the Trust Agreement.

         "Servicing Agreement" means the Origination and Servicing Agreement,
          -------------------
dated as of April 15, 1999, among Grantor, Grantee, Harris Trust and Savings Bank, an Illinois banking corporation, The First National Bank of Chicago, a national banking association, as General Interest Trustee, and Harco Leasing Company, Inc., a Delaware corporation (as such agreement may be amended, restated or supplemented from time to time thereafter).

         "Trust Agreement" means the Trust Agreement, as amended, restated and
          ---------------
supplemented from time to time, dated as of April15, 1999, by and among Harco Leasing Company, Inc., as Initial Beneficiary, The First National Bank of Chicago, a national banking association, as General Interest Trustee, and First Chicago Delaware Inc., a Delaware corporation, as Delaware Trustee (as such agreement may be amended, restated or supplemented from time to time thereafter).

                            [SIGNATURES ON NEXT PAGE]

                       Dated this 15th day of April, 1999.

                                         HARRIS TRUST AND SAVINGS BANK,
                                         as Collateral Agent


                                                By:_____________________________

                                                Name:___________________________

                                                Title:__________________________

                                         Address: 311 West Monroe Street, 12/th/
                                                  Floor
                                                  Chicago, IL 60606




Signed and delivered
in the presence of:

                  POWER OF ATTORNEY PURSUANT TO SECTION 3.6(e)
                                     OF THE
                       ORIGINATION AND SERVICING AGREEMENT
                       -----------------------------------

          KNOW ALL PERSONS BY THESE PRESENTS, that NAVISTAR LEASING COMPANY ("Grantor"), a business trust formed under the laws of the State of Delaware,
  -------
does hereby appoint NAVISTAR FINANCIAL CORPORATION ("Grantee"), a Delaware
                                                     -------
corporation located at 2850 West Golf Road, Rolling Meadows, Illinois 60008, its attorney-in-fact, with full power of substitution, and hereby authorizes and empowers Grantee, in the name of and on behalf of Grantor, to take the following actions from time to time with respect to certain filings referred to in the Origination and Servicing Agreement (the "Servicing Agreement") dated as of
                                          -------------------
April 15, 1999 between Grantor, Grantee, Harris Trust and Savings Bank, an Illinois banking corporation, and Harco Leasing Company, Inc., a Delaware corporation ("Harco") (as such agreement may be amended, restated or
              -----
supplemented from time to time thereafter), for the purposes of enabling Grantee in the name of the Grantor to:

          1. Sign Grantor's name to any (i) periodic sales and use or property (real or personal) tax reports, (ii) periodic renewals of licenses and permits,
(iii) periodic renewals of qualifications to act as a trust and a business trust, or (iv) other periodic governmental filings, registrations or approvals (collectively, "Filings"), arising with respect to or required of the Grantor or
                -------
any of the Trustees (as defined in the Servicing Agreement); and

          2. Identify and procure any surety bonds or other ancillary undertakings required of the Grantor or any of the Trustees in respect of any Filing, execute and deliver any and all instruments and take any and all further action in the name of and on behalf of Grantor as may be required or deemed desirable to accomplish any and all of the foregoing and carry out the purposes of this Power of Attorney.

          Grantee is hereby empowered to do any and all lawful acts requisite for effecting such Filings, such ancillary undertakings and the payment of such fees, costs and taxes as necessary to complete such actions, and Grantor hereby ratifies and confirms any and all lawful acts that Grantee shall do pursuant to and in conformity with this Power of Attorney.

          This Power of Attorney is revocable upon notice by Grantor, and if not earlier revoked shall expire upon the earlier of (a) the termination of that certain Trust Agreement dated as of April 15, 1999, by and among Harco, as Initial Beneficiary, The First National Bank of Chicago, a national banking association, as General Interest Trustee and First Chicago Delaware Inc., as

Delaware Trustee (as such agreement may be amended, restated or supplemented from time to time thereafter) and (b) the termination of the Servicing Agreement.

          Grantor executes this power of attorney with the intent to be legally bound hereby, and with the intent that the execution shall have the full dignity afforded by the accompanying witnessing and notarization and all lesser dignity resulting from the absence of such witnessing and notarization or any combination thereof.

                            [SIGNATURES ON NEXT PAGE]

                  Dated this 15th day of April, 1999.


                                        NAVISTAR LEASING COMPANY

                                        By: THE FIRST NATIONAL BANK OF CHICAGO,
                                            as General Interest Trustee



                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________

                                        Address:  1 North Street, 9/th/ Floor
                                                  Chicago, IL 60602


Signed and delivered
in the presence of: